EXHIBIT 10.33

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made effective as of the __ day of March, 2002 (the "Effective Date") by and between On Track Innovations Ltd., a company organized under the laws of the State of Israel (the "Company") and Dionysos Investments Ltd., a company organized under the laws of the State of Israel (the "Consultant").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company is engaged in the business of the development, marketing and sale of contactless microprocessor-based smart card products worldwide (the "Business");

         WHEREAS, the Company has authorized ordinary shares (the "Shares") certain of which are listed on the Neuer Markt of the Frankfurt Stock Exchange (the "Neuer Shares") and the Company desires to complete a listing of additional Shares on the NASDAQ Small Cap Market (the "NASDAQ Shares") and may in the future, in its discretion, consider other exchange listings in the United States; and

         WHEREAS, in connection with listing the NASDAQ Shares on the NASDAQ Small Cap Market (the "Project"), the Company desires to retain the Consultant to provide the Company with the services described in section 1, below, in accordance with the terms and conditions of this Agreement; and

         WHEREAS, the Consultant desires to be retained by the Company to provide such services in accordance with the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the above premises and the mutual agreements set forth below and for other good and valuable consideration given by each party to this Agreement to the other, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.       Consultant's Services.

     1.1. The Company hereby engages the Consultant, and the Consultant hereby agrees to serve, as an independent consultant to the Company, in which capacity the Consultant shall diligently and competently provide the following services (collectively, the "Services") in connection with the Project:

          1.1.1. provide complete oversight and management of the documentation process to successfully complete the listing of the NASDAQ Shares on the NASDAQ Small Cap Market, and, if requested by the Company, on such other exchanges in the United States as the Company may, in its discretion, designate, including without limitation, consulting with the Company's management, lawyers and accountants as may be required;

          1.1.2. identify and, subject to the Company's approval, secure the agreement of no fewer than three (3) NASDAQ market-makers satisfactory to the Company in its sole discretion (which approval, when given, shall establish the Company's satisfaction with such market-makers), and the Consultant shall use its best efforts to assure that two of such market-makers shall be qualified as market-makers with Level 2 Market Maker Access;

          1.1.3. assist and consult the Company in the preparation of a Business Plan;

          1.1.4. assist the Company in preparations for the road-show and participate in the road-show at the request of the President of the Company; and

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          1.1.5. provide such other services related to the Project as the
Company may reasonably request from time to time, including, for example but without limitation, responding to inquiries from regulatory bodies and assisting in composing public relations materials.

     1.2. The Consultant shall provide the Services by and through Haim Nissenson and such other persons as the Consultant may request and the Company may agree in writing. In the performance of the Services hereunder, the Consultant will report to the President of the Company. The Consultant shall use its best efforts in providing the Services.

     1.3. The Consultant shall be available to provide Services no less than 15 hours each week during the Term (as defined below).

     1.4. The Consultant shall provide a written report each week during the Term to the President summarizing the status of the Project, tasks to be accomplished to complete the Project and timelines. The Consultant shall provide such other reports to the Company in a timely manner as requested by the Company.

2. Compensation and Expenses. As the sole and complete consideration to the Consultant for entering into this Agreement and for the Services and obligations hereunder during the Term and so long as the Agreement has not been sooner terminated by either party, the Company shall pay the Consultant as follows (all dollars are in United States dollars):

     2.1. On the Effective Date, the Company shall pay the Consultant eight thousand dollars (US$8,000.00).

     2.2. Forty-five (45) days following the Effective Date, the Company shall pay the Consultant four thousand dollars (US$4,000.00).

     2.3. After at least three (3) registered NASDAQ market-makers agree with the Company, upon terms and conditions approved by the Company, to make a market in the NASDAQ Shares, the Company shall pay the Consultant fifteen thousand dollars (US$15,000.00).

     2.4. Upon the successful completion of the listing on NASDAQ of all the NASDAQ Shares designated by the Company and commencement of active trading of such NASDAQ Shares (the "Listing Date"), the Company shall pay the Consultant twenty five thousand dollars (US$25,000.00).

     2.5. On the ninetieth (90th) day following the Listing Date (the "Issuance Date"), so long as during such ninety (90) day period no de-listing or comparable action has been commenced or threatened, the Company shall pay the Consultant ten thousand dollars (US$10,000.00) and issue to the Consultant twenty two thousand five hundred (22,500) NASDAQ Shares covered by the Registration Statement (as defined below), the Consultant expressly acknowledging that such number of Shares speaks as of the date of this Agreement and such number of Shares will be adjusted equitably to reflect any subdivision or combination of the outstanding shares of the Company, including, without limitation, a proportionate reduction to reflect any reverse stock split, stock dividend, capital reorganization, reclassification, merger, consolidation or similar event prior to the Issuance Date (and such adjustment to include any other bonus or other arrangement provided to other shareholders or optionholders of the Company, as the case may be).

     2.6. In addition to the payments and other consideration described in sections 2.1 through 2.5, above, the Consultant shall receive from the Company on the Listing Date the following additional consideration:

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          2.6.1. Thirty five thousand (35,000) NASDAQ Shares covered by the
Registration Statement, the Consultant expressly acknowledging that such number of Shares speaks as of the date of this Agreement and such number of Shares will be adjusted equitably to reflect any subdivision or combination of the outstanding shares of the Company, including, without limitation, a proportionate reduction to reflect any reverse stock split, stock dividend, capital reorganization, reclassification, merger, consolidation or similar event prior to the Listing Date (and such adjustment to include any other bonus or other arrangement provided to other shareholders or optionholders of the Company, as the case may be);

          2.6.2. A Stock Option ("Option I") in form and substance satisfactory to the Company, pursuant to which the Consultant may purchase seventy thousand (70,000) NASDAQ Shares at the Base Price (as defined below) multiplied by 1.25 ("Option I Exercise Price") such Option I to expire on the earlier of (i) the close of business on April 1st, 2005, or (ii) ninety (90) days after the Exercise Trigger Date (as defined below), the Consultant expressly acknowledging that such number of Shares speaks as of the date of this Agreement and such number of Shares will be adjusted equitably to reflect any subdivision or combination of the outstanding shares of the Company, including, without limitation, a proportionate reduction to reflect any reverse stock split, stock dividend, capital reorganization, reclassification, merger, consolidation or similar event (and such adjustment to include any other bonus or other arrangement provided to other shareholders or optionholders of the Company, as the case may be); and

          2.6.3. A Stock Option ("Option II"), in form and substance satisfactory to the Company, pursuant to which the Consultant may purchase twenty-five thousand (25,000) NASDAQ Shares at the Base Price multiplied by two
(2), such Option II to expire on the earlier of (i) the close of business on April 1st, 2005 or (ii) ninety (90) days after the Exercise Trigger Date, the Consultant expressly acknowledging that such number of Shares speaks as of the date of this Agreement and such number of Shares will be adjusted equitably to reflect any subdivision or combination of the outstanding shares of the Company, including, without limitation, a proportionate reduction to reflect any reverse stock split, stock dividend, capital reorganization, reclassification, merger, consolidation or similar event (and such adjustment to include any other bonus or other arrangement provided to other shareholders or optionholders of the Company, as the case may be).

     2.7. The Company shall reimburse Consultant for its reasonable and necessary expenses incurred in connection with the Services hereunder, provided that, any expense in excess of five hundred (US$500) shall first be approved in writing by the Company.

     2.8. As used in this section 2, the following terms shall have the following meanings:

          2.8.1. "Exercise Trigger Date" with respect to Option I means the date which is the twentieth (20th) consecutive date the NASDAQ Shares have closed for trading at a price equal to or higher than Option Exercise Price I multiplied by two (2), and with respect to Option II means the date which is the twentieth
(20th) consecutive date on which the NASDAQ Shares have closed for trading at a price equal to or higher than Option Exercise Price II multiplied by two (2);

          2.8.2. "Base Price" equals Euro 1.311, (the average trading price of the Neuer Shares for the twenty trading days prior to 15.2.2002); and

          2.8.3. "Registration Statement" means the Company's Registration Statement on Form F-1, or such other Form as the Company's counsel may determine is appropriate, filed with the United States Securities and Exchange Commission.

     2.9. To all payments made pursuant to this Agreement, including the issuance of Shares and Stock Options, VAT in the amount of 17% shall be added.

     2.10. Any and all payments made pursuant to this Agreement shall be made by the Company solely upon the receipt of a legal invoice from the Consultant with respect to each relevant payment.

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     2.11. Any and all payments made pursuant to this Agreement are gross payments from which withholding taxes may be withheld provided necessary by law.

     2.12. For the avoidance of doubt, the parties acknowledge that compensation paid under this Agreement to the Consultant shall not be deemed payment of any fees or other amounts owing to the market-makers or any government agencies, exchange or self-regulatory organizations.

3. Term and Termination.

     3.1. This Agreement shall commence at the later of (i) the Effective Date or (ii) the approval of this Agreement by the Company's Board of Directors, and shall terminate ninety (90) days following the Listing Date (the "Term") unless sooner terminated by either party as set forth in section 3.2, below.

     3.2. This Agreement shall terminate with immediate effect as follows:

          3.2.1. The Company may terminate this Agreement without cause for any reason upon thirty (30) days' written notice to the Consultant;

          3.2.2. The Consultant may terminate this Agreement without cause for any reason upon thirty (30) days' written notice to the Company;

          3.2.3. The Company may terminate this Agreement without further action or notice in the event that the Consultant shall have breached a material term of this Agreement and such breach shall continue without cure for thirty (30) days following written notice of such breach;

          3.2.4. The Consultant may terminate this Agreement without further action or notice in the event that the Company shall have breached a material term of this Agreement and such breach shall continue without cure for thirty
(30) days following written notice of such breach;

          3.2.5. This Agreement shall terminate without further action or notice if the listing of the NASDAQ Shares on the NASDAQ Small Cap Market is denied by NASDAQ or any regulatory authority for any reason or if listing on any other exchange designated by the Company is denied by such exchange or any regulatory authority for any reason, and in each such case such denial is final and not subject to appeal.

     3.3. In the event this Agreement is terminated pursuant to sections 3.2.1 or 3.2.4, above, prior to the Listing Date, the Company shall be obligated to comply with sections 2.5 and 2.6 in accordance with their respective terms if the Company completes the listing of the NASDAQ Shares on the NASDAQ Small Cap Market and the Company elects to use any one of the three market-makers identified by the Consultant pursuant to Section 1.1.2 of this Agreement. In the event this Agreement is terminated pursuant to sections 3.2.1 or 3.2.4, above, on or after the Listing Date, the Company shall be obligated to comply with sections 2.5 and 2.6 in accordance with their respective terms.

     3.4. In the event this Agreement is terminated pursuant to sections 3.2.2,
3.2.3 or 3.2.5, above, the Company shall have no further obligation to pay any amount to, or issue any NASDAQ Shares or Option I or Option II to, the Consultant, and to the extent any NASDAQ Shares or Option I or Option II shall have been issued to the Consultant prior to such termination, they shall be deemed to be cancelled and forfeited and the Consultant shall return all evidence thereof to the Company without any further action or notice by the Company.

     3.5. In the event the Company elects in its discretion to delay the Project but does not elect to terminate this Agreement, and thereafter elects in its discretion to proceed with the Project, the Consultant shall, upon such election to proceed, continue to perform its obligations under and in accordance with this Agreement.

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4. Other Covenants, Representations and Warranties.

     4.1. The Consultant represents and warrants that the Services, as contemplated by this Agreement, will not violate, conflict with or infringe upon any other agreement, instrument or document to which he is a party or by which he is bound, or any other right of any entity, or otherwise give rise to any claim of misappropriation or unfair competition.

     4.2. The Consultant represents and warrants that it shall not represent itself as an agent of the Company, in general, and in particular shall not represent itself as having the authority to bind the Company in any matter whatsoever.

     4.3. The Company and the Consultant each represents and warrants that each has, respectively, the full right and authority to enter into this Agreement.

     4.4. The Consultant represents, warrants and covenants that it and Haim Nissenson shall comply with all federal, state and local laws and all rules and regulations of NASDAQ and the NASD in connection with providing Services hereunder and shall not provide any untrue or misleading information about or relating to the Company to any person, including, without limitation, the market-makers. The Consultant represents and warrants that it and Haim Nissenson have all licenses, permits and approvals as may be required and any such laws, rules and regulations to permit them to perform the Services.

5. Indemnification. Consultant shall indemnify, hold harmless and defend the Company and its parents, subsidiaries and affiliates and its and their officers, directors, agents and employees and their successors and assigns (individually and collectively, the "Company Indemnitees") from and against any and all losses, liabilities, costs, damages and expenses, including, without limitation, reasonable attorneys' fees, with respect to which a claim, whether or not frivolous, and whether claiming negligence or otherwise, is made by a third party against any of the Company Indemnitees arising directly out of or in connection with the breach by Consultant of Sections 4.2, 4.4 and 6 of this Agreement. Upon receipt of a claim indemnified hereunder, the Company Indemnitee shall give Consultant notice thereof and shall, at no out-of-pocket expense to the Company Indemnitee, cooperate with the Consultant with respect to the defense of such matter. The Company Indemnitee shall have the right, without affecting its indemnity hereunder, to participate in the administration, defense or settlement of any such matter at its own expense and with counsel of its own choosing. The Consultant shall not settle any claim indemnified hereunder without the consent of the Company Indemnitee unless solely for money and in no event shall any such settlement be made unless the Company Indemnitee is given a full and unconditional release in respect of such matter and any related matters.

6. Confidential Information and Intellectual Property.

     The Consultant and the Company acknowledge that they have executed and delivered the Mutual Confidentiality Agreement attached hereto as Exhibit 1, that such Agreement is in full force and effect, that they shall comply with its terms and that a breach by either party of such Agreement shall be a breach by such party of this Agreement.

7. Relationship of the Parties. The Consultant shall at all times be an independent contractor of the Company and, as such, will not by reason of this Agreement be eligible to participate in any of the Company's employee benefits. The Company shall not make deductions or withhold funds from compensation paid under this Agreement either for the purpose of Social Security or Federal Income Tax; however, the Company may be required by law to file information returns with the U.S. Internal Revenue Service or other governmental agencies regarding payment to the Consultant under this Agreement. Nothing contained in this Agreement shall constitute the creation of an employer-employee relationship between the Consultant and the Company. Nothing in this Agreement shall be deemed to authorize the Consultant to act as an agent of the Company or to bind or purport to bind the Company in any matter or manner whatsoever.

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8. Governing Law; Dispute Resolution.

     8.1. The construction, interpretation and enforcement of the terms, conditions, rights and liabilities set forth in this Agreement shall be in accordance with the internal laws of the State of Israel, excluding its conflict-of-laws principles.

     8.2. Except as set forth in section 6.4 with respect to the availability of injunctive, any controversy or claim arising out of or relating to this Agreement or the breach thereof, whether common law or statutory, including, without limitation, claims asserting violations of the antitrust laws, will be settled exclusively by arbitration in Tel Aviv, before a single arbitrator of the Institute for Business Arbitration.

     8.3. The arbitrators will apply the Rules of the Institute for Business Arbitration and the internal law of the State of Israel as set forth in paragraph 8.1, except that the arbitrator will not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement, nor to grant injunctive relief, including, without limitation, interim relief, of any nature. Judgment on the award of the arbitrator may be entered by any court in Tel Aviv having jurisdiction to do so, and the parties to this Agreement hereby irrevocably consent and submit to the personal jurisdiction and venue of the Tel Aviv courts. The parties hereby irrevocably waive any and all claims and defenses either might otherwise have in any such action or proceeding in any of such courts based upon any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar claim or defense.

     8.4. The failure or refusal of the Company or the Consultant to submit to arbitration as required by section 8.1 will constitute a material breach of this Agreement. If judicial action is commenced in order to compel arbitration, and if arbitration is in fact compelled, the party that resisted arbitration will be required to pay to the other party all costs and expenses, including, without limitation, reasonable attorneys' fees, that they incur in compelling arbitration. The prevailing party in arbitration shall be entitled to its reasonable attorneys' fees and costs. All other fees and charges of the Institute of Business Arbitration will be borne as the arbitrator will determine in the award.

9. Entire Agreement. This Agreement, including, without limitation, its recitals, sets forth the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior agreements, arrangements, presentations and understandings relative to the subject matter hereof, whether written or oral, express or implied. No oral or written statement, representation, warranty or promise made prior to or contemporaneously with the execution of this Agreement shall be binding upon either party with respect to the subject matter hereof or shall otherwise affect the enforceability of this Agreement in accordance with its terms.

10. Amendment and Waiver. This Agreement may be amended or modified only by a written instrument executed by each party hereto. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the party's right at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such breach or of the breach of any other terms of this Agreement. No waiver shall be effective unless in writing, signed by the party waiving compliance.

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11. Notices. All notices required to be made hereunder shall be sent to the respective addresses of the parties set forth below by certified mail, return receipt requested:

     If to the Company:    P.O. Box 32 Z.H.R Industrial Zone, Rosh Pina 12000,
                           Israel

     If to the Consultant  11A Hamacabee St., Herzelya 46762, Israel

     Service of notices shall be deemed complete upon delivery if hand delivered or upon the expiration of the third day after the date of mailing. The Company and the Consultant may change their respective addresses for notices by a notice given in accordance with this section 11.

12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Consultant may not assign its rights or obligations under this Agreement in whole or in part without the prior written consent of the Company. Any assignment or purported assignment by the Consultant without such consent shall be null and void.

13. Headings. Headings inserted in this Agreement are for the convenience of the parties and shall not govern any conclusion or interpretation of this Agreement or any of its provisions. Plurals shall include the singular and vice versa.

14. Severability. In case any provision or part thereof in this Agreement shall, for any reason, be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision or part thereof, and this Agreement shall be construed as if such invalid or illegal or unenforceable provision or part thereof had been reformed so that it would be valid, legal and enforceable to the maximum extent permitted.

15. Miscellaneous. (a) References to paragraphs are to paragraphs in this Agreement and in each case include references to all subparagraphs under the referenced paragraph. (b) Words denoting the singular tense or person shall include the plural and vice versa and references to the masculine gender shall, where the context permits, include the feminine and/or neuter genders and vice versa. The words "including," "includes," and "include," mean respectively, "including without limitation," includes without limitation" and "included without limitation;" (c) The obligations of the Company and the Consultant that expressly survive the expiration or termination of this Agreement, or which, by their nature are intended to survive such expiration or termination, shall so survive in accordance with their terms or as is required to give effect to such intention, respectively. (d) This Agreement is the result of negotiation and, accordingly, no presumption or burden of proof will arise with respect to any ambiguity or question of intent concerning this Agreement favoring or disfavoring any party to this Agreement by virtue of the authorship of any provision of this Agreement. (e) This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument, and may be delivered by facsimile.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective on the Effective Date.

                                             ON TRACK INNOVATIONS LTD.

                                             By:  ____________________________
                                                  Name:
                                                  Title: President


                                             DIONYSOS INVESTMENTS LTD.

                                             By:  ____________________________
                                                  Name:
                                                  Title: President

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I, Haim Nissenson do hereby personally guarantee the fulfillment of any and all undertakings of Dionysos Investments Ltd. pursuant to the above agreement with On Track Innovations Ltd.



                                                 ___________________
                                                 Haim Nissenson

                                                 Date: _____________

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